                                                             Exhibit 99.17(b)(6)


Confidential

PRESENTATION TO THE BOARD OF DIRECTORS
OF E.I. DU PONT DE NEMOURS AND COMPANY

March 6, 1999

                                                            SALOMON SMITH BARNEY
                                                           ---------------------
                                                           A member of citigroup

Summary of Key Transaction Terms(a)

Consideration     -     $40.00 per Prairie share

                  -     45% cash, 55% Dakota common stock

                  -     75% premium to Prairie pre-announcement price(b)

Structure         -     [Two step offer]

                  -     [Step 1: Tender offer for up to 41%]

                  - [Step 2: Cash election merger (fixed value on stock portion)]

Accounting        -     Purchase accounting treatment

Tax               -     Stock portion of consideration tax-free to Prairie
                        shareholders

Key Conditions    -     Prairie stockholder approval

(a)   Represents tentative understanding as of 3/5/99.
(b)   Price of $22.8125 as of 3/5/99.

                                                            SALOMON SMITH BARNEY
                                                           ---------------------
                                                           A member of citigroup

Transaction Context

-     Dakota commitment to enhancing the growth of Life Sciences segment --

      --    Market expectation of significant corporation action

      --    Transaction will create an entity with $7.5 billion of 1999 EBITDA

-     Existing Dakota relationship with Prairie

       -- Technology sharing agreement and joint venture

       -- 20% equity ownership

-     Accelerating industry consolidation - opportunity scarcity

-     Synchronization with value-illumination efforts including tracking stock

-     Prairie is key to an ongoing acquisition strategy in Life Sciences

                                                            SALOMON SMITH BARNEY
                                                           ---------------------
                                                           A member of citigroup

Prairie Stock Price Performance

                                    [GRAPH]

                                                            SALOMON SMITH BARNEY
                                                           ---------------------
                                                           A member of citigroup

Premium Analysis




Prairie          Prairie 52            Prairie 52          Average
3/5/99            Week Low             Week High          Premium in
Price              $20.63                $42.69           Precedent
$22.81                                                     Deals (a)


                                                            SALOMON SMITH BARNEY
                                                           ---------------------
                                                           A member of citigroup

Prairie Merger Rationale

-     Acquisition of leading integrated corn and soybean seed player

-     Last major public row crop seed producer - significant scarcity value

- Prairie is research focused, with clear vision for commercialization of biotechnology

- Market share and brand equity act provides market access for Dakota's gene science capabilities

-     Dakota gains control over its sole source of seed market access

- Allows additional access to Prairie's patent estate and research capabilities

- Realize significant synergy opportunities not available under current joint venture

                                                            SALOMON SMITH BARNEY
                                                           ---------------------
                                                           A member of citigroup

Pro Forma DLS/Prairie Business Mix Would be Similar to Monsanto

                                    [GRAPH]

                                                            SALOMON SMITH BARNEY
                                                           ---------------------
                                                           A member of citigroup

Dakota Comparable Companies Analysis(a)

                                     [GRAPH]

                                   2000 P/E(b)

                 40.5x    18.1x   16.9x    13.7x    13.5x    12.2x

                  MTC      DOW     DAK      ROH      BAY      PPG

                                     [GRAPH]

                             Firm Value/LTM Revenues

                 4.1x     2.2x     1.6x     1.4x     1.3x    1.0x

                 MTC      DAK     ROH      PPG      DOW      BAY

                                     [GRAPH]

                              Firm Value/LTM EBITDA

                19.8x     9.6x     7.1x     6.7x     6.6x    6.2x

                 MTC      DAK     DOW      PPG      ROH      BAY

                                     [GRAPH]

                               Firm Value/LTM EBIT

                35.0x     13.0x   11.3x     9.6x     9.2x    8.6x

                 MTC      DAK     DOW      ROH      BAY     PPG

                                                            SALOMON SMITH BARNEY
                                                           ---------------------
                                                           A member of citigroup

Comparable Company Analysis - Life Sciences

Valuation Multiples                   Stock        Equity               P/E(b)             Growth           Cash P/E(d)
(Dollars in Millions, Except         Price (a)      Value         1999         2000        Rate (c)      1999         2000
Stock Price)
American Home Products (AHP)           $60.81      $82,721         32.2x        28.0x        12.0%        25.3x        22.6x
Monsanto (MTC)                (f)       46.19       32,065         57.7         40.5         22.0         22.7         19.5
Novartis AC (NVTSY)                     86.50      107,782         23.7         21.1         14.0         19.3         17.6
Zeneca Group (ZEN)                      39.75       37,725         26.3         21.4         16.0         20.8         17.6

Median                                  --           --            29.3x        24.7x        15.0%        21.8x        18.5x
Mean                                    --           --            35.0         27.8         16.0         22.0         19.3

Dakota - Street               (g)      $51.81       51,030         19.4x        16.9x         9.0%        13.0x        11.8x
Dakota - Internal             (g)       51.81       51,030         17.7         14.6          9.0         12.2         10.6
Prairie - Street                        22.19        5,337         18.6         16.2         15.0         14.0         12.6
                                        22.19        5,337         17.8         14.8         15.0         13.5         11.7

Valuation Multiples                   Firm                  Firm Value/LTM           S&P
(Dollars in Millions, except       Value (e)      Revenues      EBITDA       EBIT   Rating
Stock Price)
American Home Products (AHP)        $85,254          6.3x        21.5x        26.1x   A
Monsanto (MTC)                (f)    38,945          4.1         19.8         35.0    A
Novartis AC (NVTSY)                 102,526          4.8         17.9         21.9    AAA
Zeneca Group (ZEN)                   38,631          4.4         18.0         21.8    AA

Median                              $62,099          4.6x        18.9x        24.0x
Mean                                 66,339          4.9         19.3         26.2

Dakota - Street               (g)   $57,016          2.2x         9.6x        13.0x   AA-
Dakota - Internal             (g)    57,016          2.2          9.6         13.0    AA-
Prairie - Street                      5,572          3.0         12.8         16.4    A+
                                      5,572          3.0         12.8         16.4    A+

Note: EBITDA, EBIT, Net Income to Common, and EPS adjusted for unusual and nonrecurring items.

LTM:  Latest Twelve Months

NM:  Not Meaningful

(a)   Stock prices as of 3/4/99.

(b)   Earnings estimates from First Call as of 3/4/99.

(c)   Growth rates are long term secular growth rates from First Call.

(d) Price / (Earnings plus LTM Depreciation and Amortization per diluted share).

(e) Firm Value equals equity value (all diluted shares at the stock price less any option proceeds) plus straight debt, minority interest, straight preferred stock, all out of the money convertibles, less investments in unconsolidated affiliates and cash.

(f) Pro forma estimates to include closed and announced acquisitions on a full year basis.

(g) Pro forma for Conoco split-off, and net debt from Dakota estimates. Pro forma estimates to include Herberts acquisition.

                                                            SALOMON SMITH BARNEY
                                                           ---------------------
                                                           A member of citigroup

Transaction Valuation Summary

($ in millions, except per share)

---------------------------------------------------
Overview
---------------------------------------------------
Transaction Price per Share                  $40.00

   Prairie Shares Outstanding                 240.5

Transaction Equity Value                    9,618.9

   Net Debt                                   385.0

Transaction Firm Value                    $10,003.9
---------------------------------------------------

--------------------------------------------------------------------------------
                                         FV / LTM                 Price / 2000

                               Revenues   EBITDA    EBIT         EPS    Cash EPS
--------------------------------------------------------------------------------
Prairie @ Transaction Price       5.5x     23.1x    29.5x        29.2x    22.7x

Precedent Transaction Median      5.4      --       --           --       --
Multiples

Prairie @ Current Price
($22.19)(a)                       3.0      12.8     16.4         16.2     12.6

Dakota @ Current Price
($51.81)(a)                       2.2       9.6     13.0         16.9     11.8
--------------------------------------------------------------------------------

(a)   As of 3/4/99.

                                                            SALOMON SMITH BARNEY
                                                           ---------------------
                                                           A member of citigroup

Comparison with Initial Dakota Investment

--------------------------------------------------------------------------------
                               Initial Investment           Current Transaction
--------------------------------------------------------------------------------
% of Total Shares Acquired     20%                          80%

Announcement Date              August 7, 1997               March 8, 1999 (a)

Dakota Stock Price (b)         $67.06                       $51.81

Prairie Stock Price (c)        $24.67                       $22.19

Acquisition Price (d)          $34.67                       $40.00

Premium Paid (e)               41%                          80%

Transaction Value              $1.7 billion                 $7.7 billion

Acquisition Currency           Cash                         45% Cash / 55% Stock
--------------------------------------------------------------------------------

(a)   Planned date - subject to Board approval.

(b)   Initial as of 7/31/97. Current as of 3/4/99.

(c) Initial as of 7/31/97. Adjusted from $74 for 3-for-1 stock split. Current as of 3/4/99.

(d)   Adjusted from $104 for 3-for-1 stock split.

(e)   Based on stock price one week prior to announcement.

                                                            SALOMON SMITH BARNEY
                                                           ---------------------
                                                           A member of citigroup

Prairie Valuation Summary

                                    [GRAPH]

                                                            SALOMON SMITH BARNEY
                                                           ---------------------
                                                           A member of citigroup

                                                            SALOMON SMITH BARNEY
                                                           ---------------------
                                                           A member of citigroup

Quantitative Projections Summary (a)

                                                   Projected Fiscal Year              CAGR
                                                     Ending August 31,
                                                  ----------------------
(Dollars in millions, except per share data)        1999          2008              1999-2008
========================================================================         ============
Revenues - Prairie Case                           $1,995.0      $4,748.7               10.1%

Revenues - Dakota Case                             1,945.0       3,392.0                 6.4

Revenues - Dakota Sensitized Case                  1,976.3       3,725.8                 7.3

------------------------------------------------------------------------         ------------

EBITDA - Prairie Case                               $516.0      $1,698.0               14.2%

EBITDA - Dakota Case                                 526.0       1,191.0                 9.5

EBITDA - Dakota Sensitized Case                      518.0       1,357.4                11.3

------------------------------------------------------------------------         ------------

Net Income - Prairie Case (b)                       $287.6      $1,158.9               16.7%

Net Income - Dakota Case (b)                         288.5         783.3                11.7

Net Income - Dakota Sensitized Case                  280.1         893.2                13.8

------------------------------------------------------------------------         ------------

(a)   Projections provided by Prairie and Dakota management, respectively.

(b) Net income figures are extrapolated as they were not provided by the Company.

                                                            SALOMON SMITH BARNEY
                                                           ---------------------
                                                           A member of citigroup

The Most Applicable Precedents Include Only a Narrow Subset of Transactions

Comparable Private Market Transaction Precedents

($ in millions)

------------------------------------------------------------------------------------------------------------------
Date         Target             Acquiror        Implied         Acquisition Multiples            Premium to
Announced                                      Firm Value     Sales      EBITDA   EBIT      Pre-Announced Price(a)
------------------------------------------------------------------------------------------------------------------
5/11/98      Delta & Pine Land  Monsanto         $1,944        10.1x       50.7x   60.1x                   NM

5/11/98      DEKALB Genetics    Monsanto          3,735         8.0        58.9    76.7                  200%

6/29/98      Cargill            Monsanto          1,400         5.6          NA      NA                    NA

             International
             Seed

             Businesses

4/30/98      Mycogen            Dow               1,133         5.2          NM      NM                   40%

                                AgroSciences

8/7/97       Prairie            Dakota            8,570         4.8        19.0    23.6                   41%

9/28/98      Cargill Hybrid     AgrEvo              350         3.3          NA      NA                    NA
             Seed

             North America(b)

TBA          Prairie            Dakota           10,004         5.5        23.1    29.5                   75%
------------------------------------------------------------------------------------------------------------------

(a)   Premium to price one week prior to initial sale or purchase announcement.

(b) Bid withdrawn on 2/4/99. Original offer of $650 million was lowered to $350 million on 11/11/98.

                                                            SALOMON SMITH BARNEY
                                                           ---------------------
                                                           A member of citigroup

Accretion / Dilution Analysis - Dakota Sensitized
Case with Synergies

                                    [GRAPH]

                                                            SALOMON SMITH BARNEY
                                                           ---------------------
                                                           A member of citigroup


16